                                                                    EXHIBIT 25.1
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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X
                                                            ---

                         PNC BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                 NOT APPLICABLE
                        (Jurisdiction of incorporation or
                    organization if not a U.S. national bank)

                                   25-1197336
                      (I.R.S. Employer Identification No.)

                                  One PNC Plaza
          Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
               (Address of principal executive offices - Zip code)

         Allan K. Poust, Vice President, PNC Bank, National Association
            4th Floor, Two PNC Plaza, Pittsburgh, Pennsylvania 15222
                                 (412) 762-2838
            (Name, address and telephone number of agent for service)

                              SUNTRUST BANKS, INC.
               (Exact name of obligor as specified in its charter)

                                     Georgia
         (State or other jurisdiction of incorporation or organization)

                                   58-1575035
                      (I.R.S. Employer Identification No.)

                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
               (Address of principal executive offices - Zip code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

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ITEM 1. GENERAL INFORMATION.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency                  Washington, D.C.
                           Federal Reserve Bank of Cleveland            Cleveland, Ohio
                           Federal Deposit Insurance Corporation        Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                           Yes. (See Exhibit T-1-3)


ITEM 2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3 THROUGH ITEM 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

ITEM 15. FOREIGN TRUSTEE.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).


ITEM 16. LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1     -        Articles of Association of the trustee, with
                                    all amendments thereto, as presently in
                                    effect, filed as Exhibit 1 to Trustee's
                                    Statement of Eligibility and Qualification,
                                    Registration No. 333-43153 and incorporated
                                    herein by reference.

         Exhibit T-1-2     -        Copy of Certificate of the Authority of the
                                    Trustee to Commence Business, filed as
                                    Exhibit 2 to Trustee's Statement of
                                    Eligibility and Qualification, Registration
                                    No. 2-58789 and incorporated herein by
                                    reference.

         Exhibit T-1-3     -        Copy of Certificate as to Authority of the
                                    Trustee to Exercise Trust Powers, filed as
                                    Exhibit 3 to Trustee's

                                    Statement of Eligibility and Qualification,
                                    Registration No. 2-58789, and incorporated herein by reference.

         Exhibit T-1-4     -        The By-Laws of the trustee, filed as Exhibit
                                    4 to Trustee's Statement of Eligibility and
                                    Qualification, Registration No. 333-28711
                                    and incorporated herein by reference.

         Exhibit T-1-5     -        The consent of the trustee required by
                                    Section 321(b) of the Act.

         Exhibit T-1-6     -        The copy of the Balance Sheet taken from the
                                    latest Report of Condition of the trustee
                                    published in response to call made by
                                    Comptroller of the Currency under Section
                                    5211 U.S. Revised Statutes.

                                      NOTE

         The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.






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                         Signature appears on next page

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on September 25, 1998.

                                                  PNC BANK, NATIONAL ASSOCIATION
                                                  (Trustee)



                                                  By /s/ Allan K. Poust
                                                     ---------------------------
                                                            Allan K. Poust
                                                            Vice President

                                                                   EXHIBIT T-1-5


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by SUNTRUST BANKS, INC. of its Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                  PNC BANK, NATIONAL ASSOCIATION
                                                  (Trustee)


                                                  By /s/ Allan K. Poust
                                                     ---------------------------
                                                            Allan K. Poust
                                                            Vice President



Dated: September 25, 1998

                                                                   EXHIBIT T-1-6


                           SCHEDULE RC - BALANCE SHEET
                                      FROM
                               REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                           at the close of business on
                                  June 30, 1998
                        filed in response to call made by
                          Comptroller of the Currency,
                 under title 12, United States Code, Section 161
                               Charter Number 540
                Comptroller of the Currency Northeastern District


                                  BALANCE SHEET

                                                                                                 Thousands
                                                                                                of Dollars
                                                                                                ----------
                                                  ASSETS
Cash and balances due from depository institutions
   Noninterest-bearing balances and currency and coin...................................       $ 2,125,144
   Interest-Bearing Balances............................................................            86,718
Securities
   Held-to-maturity securities..........................................................                 0
   Available-for-sale securities........................................................         6,268,812
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds sold and
   Securities purchased under agreements to resell......................................           533,355
Loans and lease financing receivables:
   Loans and leases, net of unearned income                         $56,487,879
   LESS: Allowance for loan and lease losses                            826,069
   LESS: Allocated transfer risk reserve                                      0
   Loans and leases, net of unearned income,
      allowance and reserve............................................................         55,661,810
Trading assets ........................................................................            190,500
Premises and fixed assets (including capitalized leases)...............................            797,786
Other real estate owned ...............................................................             43,023
Investments in unconsolidated subsidiaries and
   associated companies ...............................................................              4,401
Customers' liability to this bank on acceptances
   outstanding.........................................................................             70,753
Intangible assets .....................................................................          2,144,235
Other assets...........................................................................          2,345,052
                                                                                               -----------

   Total Assets........................................................................        $70,271,589
                                                                                               ===========

                                                LIABILITIES
Deposits:
   In domestic offices.................................................................        $40,095,977
      Noninterest-bearing                                           $ 9,645,083
      Interest-bearing                                               30,450,894
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          4,133,211
      Noninterest-bearing                                           $     5,376
      Interest-bearing                                                4,127,835
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
   Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          1,950,155
Demand notes issued to U.S. Treasury...................................................                 25
Trading Liabilities....................................................................            489,268
Other borrowed money
   With original maturity of one year or less..........................................          8,780,835
   With original maturity of more than one year through three years....................          1,754,215
   With original maturity of more than one year........................................          4,710,181
Bank's liability on acceptances executed and outstanding...............................             70,753
Subordinated notes and debentures .....................................................            901,354
Other liabilities......................................................................          1,250,979
                                                                                               -----------
Total liabilities......................................................................         64,136,953


                                              EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock...........................................................................            218,919
Surplus. . . ..........................................................................          2,549,559
Undivided profits and capital reserves.................................................          3,380,559
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................            (14,401)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          6,134,636
                                                                                               -----------

Total liabilities and equity capital...................................................        $70,271,589
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